INVESCO MID CAP CORE EQUITY FUND                                   SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING: 6/30/2010
FILE NUMBER:       811-2699
SERIES NO.:        1

74U.    1 Number of shares outstanding (000's Omitted)
          Class A               78,022

        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class B                7,848
          Class C               12,827
          Class R                7,000
          Class Y                6,657
          Institutional Class   11,921

74V.    1 Net asset value per share (to nearest cent)
          Class A               $20.03

        2 Net asset value per share of a second class of open-end company shares
          (to nearest cent)
          Class B               $16.25
          Class C               $16.22
          Class R               $19.77
          Class Y               $20.07
          Institutional Class   $20.83